THIRD PARTY BROKERAGE AGREEMENT
                         -------------------------------

     THIS AGREEMENT, made this 1st day of March, 2002, between The Citation Group of Merrill Lynch, Pierce, Fenner & Smith Incorporated (herein referred to as "Broker") and The GCG Trust (herein referred to as "Fund");

                                   WITNESSETH
                                   ----------

     Whereas, the Fund is willing to have its investment managers place brokerage transactions for equity securities through the Broker and the Broker is willing to execute such transactions in accordance with the provisions of this Agreement, the parties agree as follows:

     The Broker agrees to execute all transactions directed to the Broker at the Fund's investment managers' normal negotiated rate schedule. In return, the Broker will effect a recapture of a portion of the commissions (in the form of a return of funds) and will pay to the Fund an amount to be determined by the parties.

                             REPRESENTATIONS OF FUND
                             -----------------------

     The Fund represents and warrants that:

1. in reaching its decision to direct its investment advisers to effect transactions through the Broker, it has carefully considered its obligation to ensure best execution for such transactions, and has determined that the activity contemplated by this Agreement is consistent with that objective;
2. this type of arrangement (i.e., commission recapture arrangements) has been presented to, and approved by, the Trustees of the Fund, and funds covered hereby shall be used for the exclusive benefit of the Fund;
3. the amount paid the Fund from the recapture of commissions will be used to offset the expenses of the Fund, including but not limited to, the payment of investment advisory fees (but not sub-advisory fees) and expenses associated with the maintenance and administration of the directed brokerage program, but will not be used to pay for expenses incurred in connection with the distribution of the shares of the Fund, including distribution expenses arising from the offer or sale of variable insurance products that invest in Fund shares;
4. the Fund and the person acting on behalf of the Fund with respect to the execution of this Agreement have the power and authority to enter into this Agreement and any related agreement with an investment adviser of the Fund and to instruct such adviser to direct transactions through the Broker on behalf of the Fund;
5. this type of arrangement (i.e., commission recapture arrangements) and any related agreement with an investment adviser of the Fund and all transactions hereunder and thereunder do and shall comply with all applicable provisions of Federal, state and municipal laws and regulations as may from time to time be in effect, including such laws governing fiduciary responsibility and self dealing and transactions in which the Fund may or may not engage;
6. the Fund is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"); and
7. the Fund is a major U.S. institutional investor as defined in Rule 15a-6(b)(4)under the Securities Exchange Act of 1934 ("'34 Act").

                            RESPONSIBILITY OF BROKER
                            ------------------------

     Attached hereto is a supplement that addresses the manner in which payments are to be made for the benefit of the Fund.

     For all recaptured commissions returned to, or for the benefit of, the Fund by check or wire transfer, the Broker shall remit directly to the Fund the applicable portion of commissions or commission equivalents earned on transactions executed by the Broker when executing trades on the listed block trading desk, on the program or portfolio trading desk or on a regional block trading desk on behalf of the Fund. All such payments shall be made subject to permissibility under the U.S. federal securities law, rules and regulations.

     Broker will maintain all required records of every transaction effected on behalf of the Fund, and provide to the Fund duplicate confirmations of every transaction effected and duplicate monthly account statements reflecting, by investment manager, the totality of each manager's activity for the credit of the Fund's account. Periodically, after investment money managers have reconciled accounts with the Fund, the investment money managers shall be directed to reconcile accounts with the Broker.

     Broker agrees to make available upon request of the Fund any and all records maintained pursuant to Rule 17a-3 under the `34 Act relative to transactions effected for the account of the Fund. In addition, the Fund agrees to adhere to recordkeeping and other controls regarding its representations contained herein.

     The Broker's representative will be available to meet with the Chief Investment Officer of the Fund or any other person authorized by the Fund's Board of Trustees and to review items necessary for the execution of this Agreement. The Broker shall not under any circumstances act as custodian for, or take or have possession of, the assets held in the Fund's portfolio. The grant of investment authority to money managers shall be accomplished independently from this Agreement. The Broker shall be entitled to rely on the authority of any such money manager designated in writing by the Fund until the Broker receives written notice from the Fund that such authority has been terminated.

     The Broker's representative will be available to render such assistance to the investment adviser and any sub-adviser for the Fund as such investment adviser or sub-adviser may reasonably request relative to trades executed for the account of the Fund and corresponding records thereof in providing the Trustees of the Fund with such information as the Trustees deem necessary to monitor and evaluate the directed brokerage arrangement described in this Agreement. Such assistance may include, but not be limited to, providing the investment adviser with copies of records maintained by the Broker regarding commission payments and recaptures as well as brokerage transactions.

                          REPRESENTATIONS OF THE BROKER
                          -----------------------------

     The Broker represents to the Fund that it is registered with the Securities and Exchange Commission as a Broker, and that such registration is currently effective. The Broker further represents that it has never been convicted of any crime or violations enumerated in Section 411(a) of ERISA. The Broker agrees to give prompt written notice to the Fund of any changes in any of the foregoing.

                             MUTUAL REPRESENTATIONS
                             ----------------------

     Fund and Broker rely on the representations and warranties herein contained and, further, mutually agree to promptly advise each other in writing of any material change in the circumstances underlying any representation or warranty expressed in this Agreement.

                              DURATION OF AGREEMENT
                              ---------------------

     This Agreement shall continue from the date hereof until terminated. Either party to this Agreement may terminate this Agreement by notice in writing to the other party not less than 30 days prior to such termination. The Fund may, at any time, order the Broker to cease activity with respect to the trading of securities and other assets in the Fund's portfolio, provided that the Fund contemporaneously issues such order to its investment managers.

                                   ASSIGNMENT
                                   ----------

     This Agreement shall not be assigned without prior written consent of the other party, and this Agreement shall, until terminated, inure to the benefit of the Broker and any successor thereto.

                                 APPLICABLE LAW
                                 --------------

THE CONSTRUCTION AND EFFECT OF EVERY PROVISION OF THIS AGREEMENT, THE RIGHTS OF THE PARTIES HEREUNDER AND ANY QUESTIONS ARISING OUT OF THE AGREEMENT, SHALL BE SUBJECT TO THE STATUTORY AND COMMON LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

                                ENTIRE AGREEMENT
                                ----------------

     This Agreement constitutes the entire agreement between the parties relating to the subject matter herein and supersedes all prior agreements, oral or written, between the parties relating thereto.

                                      OTHER
                                      -----

     Nothing in this Agreement shall require the Fund to direct the execution of any specific transaction through the Broker or for the Broker to accept any transaction for execution.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 1ST day of March, 2002.

                                        MERRILL LYNCH, PIERCE, FENNER &
THE GCG TRUST                           SMITH INCORPORATED
                                        THE CITATION GROUP


By:                                     By:
    -------------------------------         -------------------------------
Name:                                       Lara McEvily
Title: